UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2005

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

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DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

13900 Riverport Drive, Maryland Heights, MO (Address of Principal Executive Offices)	63043 (Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

     On March 24, 2005, Express Scripts, Inc. (the “Company”) entered into a consulting agreement with Barrett Toan, Chairman and Chief Executive Officer of the Company. Mr. Toan will be retiring as Chief Executive Officer of the Company on March 31, 2005, at which time the consulting agreement becomes effective.

    Under the consulting agreement, Mr. Toan will serve as non-executive Chairman of the Board, and shall have duties and responsibilities commensurate with such position. He will also render consulting services to the Company on such matters as the Company may request. Annual compensation for services performed as non-executive Chairman of the Board shall be in accordance with annual compensation at such times and in such amount as the Company pays under the policy generally in effect for non-employee directors on the Board from time to time. Compensation for up to thirty-five hours per months of consulting services shall be in the amount of $30,000 per month; additional consulting services may be provided upon agreement by the parties, for additional compensation. Mr. Toan shall also be entitled to be reimbursed for all out-of-pocket expenses paid in connection with the services provided under the consulting agreement. The consulting agreement ends on the date of the Company’s 2006 Annual Meeting, unless earlier terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
Date: March 29, 2005	By: /s/ Thomas M. Boudreau Thomas M. Boudreau Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement dated March 24, 2005